UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2009

NEPHROS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

001-32288	13-3971809
(Commission File Number)	(IRS Employer ID Number)

41 Grand Avenue, River Edge, New Jersey	07661
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (201) 343-5202

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On July 24, 2009, we raised gross proceeds of $1,251,000 through the private placement to eight accredited investors of an aggregate of 1,345,161 shares of our common stock and warrants to purchase an aggregate of 672,581 shares of our common stock, representing 50% of the shares of common stock purchased by each investor.  We sold the shares to investors at a price per share equal to $0.93.  The warrants have an exercise price of $1.12, are exercisable immediately and will terminate on July 24, 2014.

Each investor agreed that it will not sell, pledge, sell short or otherwise dispose of any of the purchased shares or warrants during the period commencing on the date of purchase and ending on January 31, 2010.

The shares of common stock and the warrants issued to the investors were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Section 4(2) and Regulation D thereunder.  A copy of the form of warrant issued to the investors and a copy of the form of subscription agreement entered into by us and each investor will be filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

On July 30, 2009, we issued a press release regarding the offering.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Nephros, Inc.

	By:	/s/ Gerald J. Kochanski
Dated: July 30, 2009		Gerald J. Kochanski
Chief Financial Officer